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                                                                   Exhibit (11)



             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

        The Company did not commence operations until October 2, 1996 and conducted to business during the fiscal year ended September 30, 1996. Consequently, the Company had no earning for fiscal 1996.